SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2001.

BioTime, Inc.
(Exact name of registrant as specified in its charter)

            California                                                                                                     1-12830                                                        94-3127919
(State or other jurisdiction of incorporation or organization)                                                      (Commission File Number)                                            (IRS Employer Identification No.)

935 Pardee Street
Berkeley, California 94710
(Address of principal executive offices)

(510) 845-9535
(Registrant's telephone number, including area code)

        Statements made in this Report that are not historical facts may constitute forward- looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward- looking statements.

Item 5. Other Events.

        On July 19, 2001 BioTime, Inc. was informed by Horus, B.V. (a subsidiary of Akzo Nobel, N.V) that Horus will not finalize the supply and manufacturing agreements contemplated by the Exclusive License Agreement signed by the parties during February 2001. Horus’ obligations under the License Agreement are conditioned upon certain manufacturing and supply arrangements, which have not been completed. BioTime's obligations under the License Agreement are conditioned upon its receipt of an initial license fee, which has not been paid by Horus. Accordingly, Horus will not market Hextend or other BioTime products under that license agreement and BioTime will offer those rights to other pharmaceutical companies.

        This development follows a major reorganization of Akzo Nobel’s pharmaceutical divisions. BioTime is reopening discussions with other companies that have expressed their interest in marketing BioTime’s product line in Europe and other parts of the world.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                               BIOTIME, INC.

                                                                                               /s/Paul E. Segall
Date: July 26, 2001                                              By ______________________________________
                                                                                               Paul E. Segall,
                                                                                               Chairman and Chief Executive Officer

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